Exhibit 99

Z Trim Holdings Announces Collaboration with USDA-ARS

MUNDELEIN, IL, June 20, 2011/PRNewswire/ -- Z Trim Holdings, Inc. (OTC Markets: ZTHO – News), manufacturer of multifunctional ingredients used in food production, today announced that it had entered into a 3-year agreement with the United States Department of Agriculture to conduct joint research for the development of additional products and processes relating to its current patented products.   “We are thrilled to be working with the USDA-ARS,” said Steve Cohen, Z Trim CEO. “The USDA-ARS team brings unparalleled expertise in our field, and with their help, we expect to find new, commercially viable products that will enhance our brand and further grow our business.”

ABOUT Z TRIM®

Z Trim Holdings, Incorporated, http://www.ztrim.com, deploys technology, formulation, and product performance solutions built around cutting edge multifunctional ingredients for both domestic and international food markets. Using a proprietary process, Z Trim® ingredients start with either corn bran or oat hulls to create a new generation of powdered cellulose that contributes beneficial functional attributes for food product design and processing. A short-chain polymeric structure unique among cellulose ingredients lends Z Trim® a smooth mouthfeel, easy dispersibility and flavor neutrality. Other properties include moisture management, improved texture and appearance, fat and calorie reduction, clean labeling and cost control. Z Trim® can provide enhanced eating quality, outstanding product performance, and frequently, improved nutritional profiles in meats, sauces, dressings, microwaveable hand-held snacks, baked goods, fillings, toppings, prepared meals, ice cream, cream cheese, dips, and many other food products.

Forward-Looking Statements and Risk Factors

Certain statements in this press release are "forward−looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Z Trim Holdings to be materially different from any future results, performance or achievements expressed or implied by these forward−looking statements. Other factors, which could materially affect such forward−looking statements, can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to our history of operating losses, that our auditors have expressed substantial doubt regarding our ability to continue as a going concern, the fact that we may dilute existing shareholders through additional stock issuances, and our reliance on our intellectual property. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward−looking statements and are cautioned not to place undue reliance on such forward−looking statements. The forward−looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward−looking statements to reflect subsequent events or circumstances.

Contacts:

Media:	Investors:
Angela Strickland	Thomas Wagner
(847) 549-6002	Legend Securities, Inc.
mediarelations@ztrim.com	718-233-2627

John Columbia
Legend Securities, Inc.
718-233-2677